                                                                    EXHIBIT 99.1




NEWS RELEASE

Contacts:                                  [ST. JOSEPH CAPITAL CORPORATION LOGO]
John Rosenthal 574-273-9700
Edward Pooley 800-890-2798
Fax:  574-243-9670
E-mail: jrosenthal@sjcb.com
        epooley@sjcb.com

         FOR IMMEDIATE RELEASE

                    ST. JOSEPH CAPITAL CORPORATION ANNOUNCES
                         2ND QUARTER NET INCOME UP 26.7%

Mishawaka, Indiana -- July 18, 2003 -- Chairman, President and Chief Executive Officer John Rosenthal today announced that St. Joseph Capital Corporation (Nasdaq SC:SJOE) posted second quarter net income of $508,000, an increase of $107,000, or 26.7%, compared to the same quarter a year ago. St. Joseph Capital Corporation's basic earnings per share increased to $.30, up $.06, or 25.0%, compared to the second quarter of 2002. The primary drivers of this improved performance were a 14.9% increase in net interest income and continued tight control on occupancy and other non-interest expenses.

Total assets as of June 30, 2003 were more than $271.5 million compared to $250.8 million at June 30, 2002, representing an increase of 8.3%. Total loans increased by 25.7%, to $204.1 million, compared to $162.3 million on June 30, 2002. While originating over $12 million in new loans during the quarter, a simultaneous pay down of existing loans took place resulting in a reduced rate of increase. Again, no loan charge-offs were recorded allowing for the entire provision expense to be used to build the allowance for loan loss account. The loan portfolio remains fully performing with no delinquencies or non-accrual loans.

Chairman Rosenthal stated, "Our momentum is strong, having reached our 19th consecutive quarter of increased profits with a pipeline and backlog of deals in a healthy state. Our staff continues to gain market share by enriching both new and existing relationships. Our overall results are particularly gratifying in light of continued softness in the economy and our continued investment in the growth of the Company".

St. Joseph Capital Corporation is a bank holding company whose headquarters are located in Mishawaka, Indiana. Its sole subsidiary, St. Joseph Capital Bank, provides a broad array of banking services to businesses and individuals in the Michiana area. St. Joseph Capital Bank employs numerous delivery channels for their financial services including a unique courier service and electronic banking accessed via their website, www.sjcb.com. St. Joseph Capital Bank is a member of the Federal Deposit Insurance Corporation.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of terrorist threats or actions; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business;
(iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


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                         ST. JOSEPH CAPITAL CORPORATION
                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                            Three Months     Three Months        Six Months        Six Months
                                                               Ended             Ended             Ended              Ended
                                                            June 30, 2003    June 30, 2002     June 30, 2003      June 30, 2002
INTEREST AND DIVIDEND INCOME
         Loans, including fees                                 $2,789            $2,518            $5,575            $4,900
         Securities and other                                     368               426               801               928
                                                               ------            ------            ------            ------
                                                                3,157             2,944             6,376             5,828
INTEREST EXPENSE
         Deposits                                                 577               714             1,209             1,394
         Securities sold under agreements to repurchase
           and other borrowings                                   546               460             1,076               924
                                                               ------            ------            ------            ------
NET INTEREST INCOME                                             2,034             1,770             4,091             3,510
PROVISION FOR LOAN LOSSES                                          62               122               139               300
                                                               ------            ------            ------            ------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             1,972             1,648             3,952             3,210
NONINTEREST INCOME                                                160               166               275               363
                                                               ------            ------            ------            ------
NONINTEREST EXPENSE
         Employee compensation and benefits                       905               773             1,791             1,533
         Stock Option Expense                                      15                --                30                --
         Occupancy and equipment expense                           95               105               198               226
         Other expense                                            338               308               655               602
                                                               ------            ------            ------            ------
                                                                1,353             1,186             2,674             2,361
                                                               ------            ------            ------            ------
INCOME BEFORE INCOME TAXES                                        779               628             1,553             1,212
INCOME TAX EXPENSE                                                271               227               544               433
                                                               ------            ------            ------            ------
NET INCOME                                                     $  508            $  401            $1,009            $  779
                                                               ======            ======            ======            ======

BASIC INCOME PER COMMON SHARE                                  $  .30            $  .24            $  .60            $  .46
                                                               ======            ======            ======            ======
AVERAGE COMMON SHARES OUTSTANDING                               1,679             1,678             1,679             1,678
DILUTED INCOME PER COMMON SHARE                                $  .29            $  .23            $  .58            $  .45
                                                               ======            ======            ======            ======
AVERAGE COMMON SHARES OUTSTANDING                               1,753             1,701             1,746             1,712


                         ST. JOSEPH CAPITAL CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

ASSETS                                                                         JUNE 30, 2003     JUNE 30, 2002
         Total cash and cash equivalents                                          $  21,966       $  44,153
         Securities available for sale                                               39,968          39,351
         Federal Home Loan Bank (FHLB) stock                                          2,182           1,704
         Loans receivable                                                           207,286         164,896
         Allowance for loan losses                                                   (3,129)         (2,574)
                                                                                  ---------       ---------
              Loans receivable, net                                                 204,157         162,322
         Premises and equipment, net                                                  1,314           1,268
         Interest receivable and other assets                                         1,925           1,988
                                                                                  ---------       ---------

                  Total assets                                                    $ 271,512       $ 250,786
                                                                                  =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
         Liabilities
           Total deposits                                                         $ 194,981       $ 186,279
           Securities sold under agreements to repurchase & other borrowings          8,862           9,042
           FHLB Advances                                                             39,070          34,070
           Federal Funds Purchased                                                    5,000              --
           Interest payable and other liabilities                                       404             393
                                                                                  ---------       ---------
                  Total liabilities                                                 248,317         229,784
         Total shareholders' equity                                                  23,195          21,002

                  Total liabilities and shareholders' equity                      $ 271,512       $ 250,786
                                                                                  =========       =========

Book value per common share                                                       $   13.81       $   12.52
                                                                                  =========       =========

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